UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

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DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53680	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

 (Address of principal executive offices) (Zip Code)

(888) 404-7770

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of shareholders (the “Annual Meeting”) of DS Healthcare Group, Inc. (the “Company”) was held on Monday, January 12, 2015 at its principal executive office located at 1601 Green Road, Pompano Beach, Florida. Shareholders of record at the close of business on December 22, 2014 were entitled to one vote for each share of common stock held. On December 22, 2014, there were 16,222,781 shares of common stock issued and outstanding.  At the Annual Meeting, the shareholders of the Company voted on the following proposals, each as more fully described in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on December 31, 2014:

1.

To elect four members of the Board of Directors of the Company (the “Board”) to serve until the next annual meeting of shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

Proposal No. 1: Election of Directors	Vote Type	Voted
Daniel Khesin	For	10,389,398
	Withheld	264,750
	Broker Non-Votes	0

Keith Markey	For	10,486,906
	Withheld	150,000
	Broker Non-Votes	0

Matthew Pfeffer	For	10,472,156
	Withheld	164,750
	Broker Non-Votes	0

Mark Wolfson	For	10,489,398
	Withheld	164,750
	Broker Non-Votes	0

2.

To ratify the appointment of Marcum LLP, an independent registered public accounting firm, to serve as the Company’s independent auditors for fiscal year ending December 31, 2014. The proposal was approved by a vote of shareholders as follows:

Proposal No. 2: Ratification of Appointment of Marcum LLP	Vote Type	Voted
	For	12,139,933
	Against	14,817
	Abstention	209,075

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: January 14, 2015	By:	/s/ Daniel Khesin
	Name:	Daniel Khesin
	Title:	Chief Executive Officer and Chief Financial Officer